ACCELERATION REQUEST
                      ROSEVILLE COMTECH
                 ROSEVILLE TELEPHONE COMPANY
                 PROXY STATEMENT/PROSPECTUS
                  Registration No. 33-58271


     Roseville ComTech and Roseville Telephone Company hereby request acceleration of the effectiveness of their Registration Statement on Form S-4, as amended, Registration No. 33-58271, to 10:00 a.m. Eastern Time on May 8, 1995, or as soon thereafter as the convenience of the Securities and Exchange Commission may permit.

                              ROSEVILLE COMTECH

                              By:/s/ Brian H. Strom
                              Brian H. Strom
                              President and Chief
                              Executive Officer


                              ROSEVILLE TELPHONE COMPANY

                              By:/s/ Brian H. Strom
                              Brian H. Strom
                              President and Chief
                              Executive Officer

Dated: May 4, 1995